UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2024

Prairie Operating Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41895	98-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Waugh Drive Suite 400 Houston, TX	77007
(Address of Principal Executive Offices)	(Zip Code)

(713) 424-4247
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On December 16, 2024, Prairie Operating Co., as borrower (the “Company”), entered into a reserve-based credit agreement with Citibank, N.A., as administrative agent, and the financial institutions party thereto (the “Credit Agreement”). The Credit Agreement has a maximum credit commitment of $1.0 billion. As of December 16, 2024, the Credit Agreement has a borrowing base of $44.0 million and an aggregate elected commitment of $44.0 million. The Credit Agreement includes a $5.0 million sublimit for the issuance of letters of credit. Without the consent of each lender and the administrative agent, the aggregate amount of revolving borrowings and outstanding letters of credit cannot exceed 80% of aggregate elected commitment. As of December 16, 2024, $28.0 million of revolving borrowings and no letters of credit were outstanding under the Credit Agreement, leaving $7.2 million of available capacity thereunder for future borrowings and letters of credit. The loans may be borrowed, repaid and reborrowed during the term of the Credit Agreement.

The borrowing base is subject to semi-annual redeterminations based upon the value of the Company’s oil and gas properties as determined in a reserve report, subject to certain interim redeterminations. The reserve report will be dated as of January and July of each year with the January reserve report prepared by a third-party engineer and the July report prepared by either a third-party engineer or the Company’s internal petroleum engineer.

The Credit Agreement requires that the Company and its restricted subsidiaries that are guarantors thereunder provide a first-priority security interest in the Company’s oil and gas properties (such that those properties subject to the security interest represent at least 90% of PV-9 (as defined in the Credit Agreement) of the Company’s borrowing base properties) and substantially all of the Company’s personal property assets, subject to customary exceptions.

The Credit Agreement is scheduled to mature on December 16, 2026.

The Credit Agreement contains various restrictive covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to, subject to certain exceptions: (i) incur indebtedness; (ii) incur liens; (iii) declare or pay dividends, distributions or make other restricted payments; (iv) repay or redeem other indebtedness; (v) make investments; (vi) change their respective lines of business or acquire or make any expenditures in oil and gas properties outside the U.S.; (vii) sell or discount receivables; (viii) acquire or merge with any other company; (ix) sell assets or equity interests of the Company’s subsidiaries; (x) enter into or terminate certain hedge agreements; (xi) enter into transactions with affiliates; (xii) own any subsidiary that is not organized in the United States; (xiii) enter into certain contracts or agreements that prohibit or restrict liens on property in favor of the administrative agent or restrict any restricted subsidiary from paying dividends or making distributions; (xiv) allow gas imbalances, take-or-pay or other prepayments with respect to the Company’s proved oil and gas properties; (xv) engage in certain marketing activities; (xvi) enter into sale and leasebacks; and (xvii) make or incur any capital expenditure or leasing or acquisition expenditure in oil and gas properties that are not borrowing base properties.

Beginning March 1, 2025, the Credit Agreement requires the Company and its restricted subsidiaries to always hedge not less than 80% of projected production from their proved developed producing reserves and certain wells through December 31, 2028.

The Credit Agreement also contains financial maintenance covenants requiring the Company to maintain, for each fiscal quarter commencing with the fiscal quarter ending March 31, 2025, a Net Leverage Ratio (as defined in the Credit Agreement) of no greater than 2.50 to 1.00 and a Current Ratio (as defined in the Credit Agreement) of at least 1.00 to 1.00. The Credit Agreement includes conditional equity cure rights that will enable the Company to cure certain breaches of these financial maintenance covenants.

Amounts outstanding under the Credit Agreement bear interest based upon, at the Company’s election, Term SOFR or Alternate Base Rate (each as defined in the Credit Agreement), as applicable, plus an additional margin which is based on the percentage of the borrowing base being utilized, ranging from 3.00% to 4.00% per annum for Term SOFR loans (plus a 0.10% per annum adjustment) and 2.00% to 3.00% for Alternate Base Rate loans. There is also a commitment fee of 0.50% on the undrawn commitments.

Obligations under the Credit Agreement may be prepaid without premium or penalty, other than customary breakage costs.

The Credit Agreement generally includes customary events of default for a reserve-based credit facility, some of which allow for an opportunity to cure. If an event of default relating to bankruptcy or other insolvency events occurs, the loans will immediately become due and payable; if any other event of default exists, the administrative agent or the requisite lenders will be permitted to accelerate the maturity of the loans.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Subordinated Note

The Company entered into an Amended and Restated Subordinated Note dated as of December 16, 2024, with First Idea Ventures LLC and The Hideaway Entertainment LLC (together, the “Noteholders”, which amended and restated the original Subordinated Note, dated as September 30, 2024, to, among other things, extend the maturity date thereof to March 17, 2027 and to permit certain transactions otherwise permitted by the Credit Agreement.

The Noteholders are entities controlled by Jonathan H. Gray, a director of the Company.

The foregoing description of the Amended and Restated Subordinated Note is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Subordinated Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated December 16, 2024, by and among Prairie Operating Co., as borrower, Citibank, N.A., as administrative agent, and the financial institutions party thereto.
10.2	Amended and Restated Subordinated Note, dated as of December 16, 2024, by and among Prairie Operating Co., First Idea Ventures LLC and The Hideaway Entertainment LLC.
104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2024

Prairie Operating Co.

By:	/s/ Daniel T. Sweeney
Name:	Daniel T. Sweeney
Title:	Executive Vice President, General Counsel and Corporate Secretary